EXHIBIT 10.71

The following table provides information on the Company’s compensation and reimbursement practices for non-employee directors.

Annual Retainer, Chairman	$45,000
Annual Retainer, Vice Chairman	$30,000

Annual Director Retainer	$20,000

Annual Committee Retainer (except Audit Committee)	$1,000

Annual Committee Retainer (Audit Committee)	$2,000

Additional Annual Retainer: Committee Chair (except Audit and Compensation Committees)	$1,000

Additional Annual Retainer: Audit Committee Chair	$15,000

Additional Annual Retainer: Compensation Committee Chair	$6,000

Meeting Attendance Fees (per day)	$1,500	(in person)
	$500	(by telephone)

Value of Restricted Stock Granted upon Election at Annual Meeting	$25,000	(1)

Reimbursement for Expenses Attendant to Board Membership	Yes

(1)
Consists of a grant of the number of shares of Restricted Stock under the Company’s 1996 Long-Term Performance Plan determined by dividing $25,000 by the Fair Market Value of the Company’s Common Stock on the NASDAQ Global Market on the date of grant..